EXHIBIT 23.01

CONSENT OF UHY MANN FRANKFORT STEIN & LIPP CPAs, LLP

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Registration Nos. 333-119342 and 333-119343) and Form S-3 (Registration No. 333-132577) of our report dated March 27, 2006, with respect to the consolidated financial statements included in this Annual Report (Form 10-K) of Boots & Coots International Well Control, Inc. and subsidiaries.

/s/ UHY Mann, Frankfort, Stein & Lipp CPAs, L.L.P.

Houston, Texas
March 31, 2006